Exhibit 99.1

Nuverra Environmental Solutions Announces CFO Departure;
Christopher Chisholm Appointed Interim CFO

SCOTTSDALE, Ariz. (November 6, 2014) - Nuverra Environmental Solutions (NYSE: NES) (“Nuverra” or “the Company”), a leading provider of full-cycle environmental solutions to the energy and industrial end-markets, today announced that Executive Vice President and Chief Financial Officer Jay C. Parkinson is leaving the Company to pursue other opportunities. Mr. Parkinson will remain with the Company through March 31, 2015 to assist with an orderly transition.

Christopher Chisholm, Nuverra’s current Executive Vice President and Chief Accounting Officer, has been appointed interim CFO effective immediately while the Company conducts a national search for Mr. Parkinson’s successor. Before joining Nuverra in 2011, Mr. Chisholm was EVP and CFO of Envirogen Technologies, Inc., a water treatment technologies business, and a predecessor company from 2008-2011. Prior to that position, he served as EVP and CFO of Veolia Water North America, LLC, and served in various executive management capacities for U.S. Filter.

“Jay was instrumental in leading the Company through a series of strategic transactions in support of our long-term vision and business strategy,” said Mr. Johnsrud, Chief Executive Officer of Nuverra. “We want to thank Jay for his contributions and wish him well in the future.”

The Company has engaged an industry-specific search firm and expressed confidence that a permanent successor will be named in a timely manner.

About Nuverra

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Interested parties can access additional information about Nuverra on the Company's web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC's web site at http://www.sec.gov.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," “confident,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of growth, revenues, business activity, adjusted EBITDA, pipeline and solids treatment initiatives, and landfill and treatment facility activities, as well as statements regarding possible divestitures, timing of such divestitures, acquisitions, financings, business growth and expansion opportunities, availability of capital, ability to access capital markets, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses; uncertainties in evaluating goodwill and long-lived assets for potential impairment; potential impact of litigation; risks of successfully consummating expected transactions within the timeframes or on the terms contemplated, including risks that such transactions may fail to close due to unsatisfied closing conditions; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; low oil and or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production among shale areas in which we operate and/or into shale areas in which we currently do not have operations; control of costs and expenses; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company's Form 10-Q for the three months ended

September 30, 2014 (which will be filed on or before November 10, 2014), its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company's other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov and the Company's web site at http://www.nuverra.com. As a result of the foregoing considerations and the other limitations of non-GAAP measures described elsewhere herein, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Nuverra Environmental Solutions

Nuverra Environmental Solutions, Inc.
Liz Merritt, 602-903-7802
VP-Investor Relations & Communications
ir@nuverra.com

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The Piacente Group, Inc.
Brandi Piacente, 212-481-2050
nuverra@tpg-ir.com